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                                                                 EXHIBIT 10.35



                                 LOAN AGREEMENT


        This Loan Agreement (this "AGREEMENT") is made and entered into effective as of November 6, 1997 (the "EFFECTIVE DATE") by and between Flextronics International USA, Inc., a California corporation ("LENDER"), and Michael E. Marks ("BORROWER"). The term "LOAN DOCUMENTS" as used herein means, collectively, this Agreement, the Note and Deed of Trust (each as defined below) executed and delivered pursuant hereto, and any other documents executed or delivered by Borrower pursuant to this Agreement or in connection with the Loan (as defined below).

        WHEREAS, Lender desires to loan a certain sum to Borrower and Borrower wishes to borrow a certain sum from Lender in order that Borrower may purchase his secondary residence, on and subject to the terms and conditions contained in this Agreement;

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, Lender and Borrower hereby agree as follows:

        1.     AMOUNT AND TERMS OF CREDIT.

               1.1 COMMITMENT TO LEND. Subject to all the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants of Borrower set forth in this Agreement, the Lender agrees to make a loan of funds on the date of the Note to Borrower on a non-revolving basis (the "LOAN") in the principal amount of One Million Five Hundred Thousand Dollars (U.S. $1,500,000.00), for the purchase of Borrower's secondary residence.

               1.2 NOTE. Borrower's indebtedness to Lender under the Loan will be evidenced by a Promissory Note executed by Borrower in the form attached hereto as Exhibit "A" (the "NOTE"). The Note will provide that semi-annually compounded interest on unpaid principal will accrue at a rate equal to seven and twenty-five hundredths percent (7.25%) per annum.

               1.3 SECURITY. Borrower's indebtedness to Lender under the Loan will be secured by a first deed of trust in customary form (the "DEED OF TRUST") to be executed by Borrower at such time as Lender requests. The Deed of Trust will be executed by Borrower in favor of Lender, with an escrow agent (the "ESCROW AGENT") acting as trustee, on certain real property located in Sun Valley, Idaho and constituting Borrower's secondary residence (the "PROPERTY").

               1.4 MATURITY. The unpaid principal amount of the Loan and all unpaid interest accrued thereon will be immediately due and payable to Lender in full on the date (the "MATURITY DATE") which is the earlier to occur of: (a) the first anniversary of the date of the Note, (b) such time commencing from the date hereof as Borrower shall have sold in a transaction or a series of transactions Ordinary Shares of Flextronics International Ltd. held by


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Borrower for aggregate net proceeds to Borrower of US$1,500,000.00; or (c) the date on which the entire unpaid principal amount and all accrued interest on the Note becomes immediately due and payable in full under Section 6.1.

               1.5 PREPAYMENT. Borrower may at any time and from time to time prepay the Loan in whole or in part. Each prepayment will be applied as follows:
(a) first, to the payment of interest accrued on the Loan, and (b) second, to the extent that the amount of such prepayment exceeds the amount of all such accrued interest, to the payment of principal on the Loan.

        2.     CLOSING DATE; DELIVERIES.

               2.1 CLOSING DATE. The closing of the Loan (the "CLOSING") will be held at the offices of Flextronics International Ltd. on the Effective Date (the "CLOSING DATE"), or at such other time and place as Borrower and Lender may mutually agree.

               2.2 DELIVERY BY LENDER OF LOAN. At the Closing, Lender will deliver to the Borrower the Loan.

               2.3 DELIVERY BY BORROWER OF LOAN DOCUMENTS. At the Closing, Borrower will execute and deliver to Lender the Note duly executed by Borrower.

        3. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to Lender that:

               3.1 NATURE OF PURCHASE. Borrower's purchase on the Effective Date of the Property is an arm's length transaction.

               3.2 TITLE TO PROPERTY. The Property is free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent.

               3.3 BALLOON PAYMENT. Borrower acknowledges that the unpaid principal amount of the Loan and all unpaid interest accrued thereon will be immediately due and payable to Lender in full as one balloon payment on the first anniversary of the date of the Note evidencing this Loan, if not due earlier under Section 6.1.

        4. OTHER COVENANTS OF BORROWER. Borrower hereby covenants and agrees with Lender as follows:

               4.1 FURTHER ASSURANCES. In addition to the obligations and documents that this Agreement expressly requires Borrower to execute, deliver and perform, Borrower will execute, deliver and perform any and all further acts or documents which Lender may reasonably require in order to carry out the purposes of this Agreement or any of the other Loan Documents, including but not limited to execution of the Deed of Trust.



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        5.     DEFAULT OF BORROWER.

               5.1 DEFAULT; ACCELERATION. Borrower will be deemed to be in default under the Note and the outstanding unpaid principal sum of the Note, together with all interest accrued thereon, will immediately become due and payable in full without the need for any further action on the part of Lender
(a) one hundred eighty (180) days after the termination of the employment of Borrower, for any reason, with Flextronics International Ltd.; (b) upon Borrower's sale or other voluntary conveyance of the Property; (c) upon the filing by or against Borrower of any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors; provided however, that with respect to an involuntary petition in bankruptcy, Borrower will not be deemed to be in default of the Note unless such involuntary petition has not been dismissed within sixty (60) days after the filing of such petition; or (d) upon the execution by Borrower of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of Borrower's assets or property.

               5.2 REMEDIES UPON DEFAULT. Upon any default of Borrower under the Note, Lender will have, in addition to its rights under the Note and the Deed of Trust, full recourse against any real, personal, tangible or intangible assets of Borrower and may pursue any legal or equitable remedies that are available to Lender. The rights and remedies of Lender herein provided will be cumulative and not exclusive of any other rights or remedies provided by law or otherwise.

        6.     MISCELLANEOUS.

               6.1 SURVIVAL. The representations and warranties of Borrower contained in or made pursuant to this Agreement and all the other Loan Documents will survive the execution and delivery of the Loan Documents.

               6.2 ENTIRE AGREEMENT. This Agreement, the Note and the exhibits and schedules attached thereto constitute the entire agreement and understanding among the parties with respect to the subject matter thereof and supersede any prior understandings or agreements of the parties with respect to such subject matter.

               6.3 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided however, that Borrower may not assign or delegate any of its rights or obligations hereunder or under any other Loan Document or any interest herein or therein without Lender's prior written consent.

               6.4 NO THIRD PARTY BENEFICIARIES; CONSTRUCTION. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. This Agreement and its exhibits are the result of negotiations between the parties and have been reviewed by each party hereto; accordingly, this Agreement will be



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deemed to be the product of the parties hereto, and no ambiguity will be construed in favor of or against any party.

               6.5 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal laws of the State of California as applied to agreements entered into solely between residents of, and to be performed entirely in, California, without reference to that body of law relating to conflicts of law or choice of law.

               6.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

               6.7 MODIFICATION; WAIVER. This Agreement may be modified or amended only by a writing signed by both parties hereto. No waiver or consent with respect to this Agreement will be binding unless it is set forth in writing and signed by the party against whom such waiver is asserted. No course of dealing between Borrower and Lender will operate as a waiver or modification of any party's rights under this Agreement or any other Loan Document. No delay or failure on the part of either party in exercising any right or remedy under this Agreement or any other Loan Document will operate as a waiver of such right or any other right. A waiver given on one occasion will not be construed as a bar to, or as a waiver of, any right or remedy on any future occasion.

               6.8 SEVERABILITY. The invalidity or unenforceability of any term or provision of this Agreement will not affect the validity or enforceability of any other term or provision hereof. In the event of any conflict between the terms of this Agreement and the Note, the terms of the Note will control.

               6.9 ATTORNEYS' FEES. If any party hereto commences or maintains any action at law or in equity (including counterclaims or cross-complaints) against the other party hereto by reason of the breach or claimed breach of any term or provision of this Agreement or any other Loan Document, then the prevailing party in said action will be entitled to recover its reasonable attorney's fees and court costs incurred therein.


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        IN WITNESS WHEREOF, the parties have duly executed and delivered this
Agreement as of the Effective Date.


BORROWER:                               FLEXTRONICS INTERNATIONAL USA, INC.


/s/ Michael E. Marks                    Name: /s/ Robert Dykes
----------------------------------      ---------------------------------------
Michael E. Marks
                                        By: Robert Dykes
                                            -----------------------------------

                                        Title: Senior Vice President
                                               --------------------------------

ATTACHMENTS:

Exhibit A - Promissory Note







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